Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Outset Medical, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

San Francisco, California

November 30, 2020